BUSINESSES AND RELATED ASSETS TRANSFER AGREEMENT





                                     Between





                SHANGHAI SIFANG INFORMATION TECHNOLOGY CO., LTD.





                                       and





                     SHANGHAI TCH DATA TECHNOLOGY CO., LTD.

                BUSINESSES AND RELATED ASSETS TRANSFER AGREEMENT

                                     Between

                SHANGHAI SIFANG INFORMATION TECHNOLOGY CO., LTD.

                                       and

                     SHANGHAI TCH DATA TECHNOLOGY CO., LTD.

THIS AGREEMENT is made in Shanghai Municipality, People's Republic of China ("PRC") on this 26th day of May, 2004 by and between

(1) SHANGHAI SIFANG INFORMATION TECHNOLOGY CO., LTD., with its legal address at No. 689, Lao Shan Dong Road, Pudong New District, Shanghai, PRC; (the "Transferor")

and

(2) SHANGHAI TCH DATA TECHNOLOGY CO., LTD., with its legal address at No. 689, Lao Shan Dong Road, Pudong New District, Shanghai, PRC. (the "Transferee")

WHEREAS:

(A) The Transferor is a domestic limited liability company by shares primarily engaged in the operation of telecom value-added service and related Businesses, including but not limited to pager paging service, pager stock information providing service, mobile phone message providing service and sales of pagers and mobile phones;

(B)  The Transferee is a wholly foreign-owned company;

(C) The Transferor agrees to transfer the Businesses and their related assets, equities and corresponding liabilities listed in Appendix I to the Transferee, and the Transferee agrees to accept the aforesaid transfer of Businesses and their related assets, equities and corresponding liabilities.

THEREFORE, THE PARTIES HEREBY AGREE as follows:

1.   DEFINITIONS

Unless the context requires otherwise, the following terms shall have the meanings given to them below when used in this Agreement:

"Businesses" means the businesses listed in Section (1) of Appendix I, which are operated by the Transferor on the signing day of This Agreement and shall be transferred to the Transferee by the Transferor according to This Agreement.


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"Assets" means all the listed  assets,  equities and  corresponding  liabilities related to the Businesses in Section (2) of Appendix I, which are owned by the Transferor on the signing day of This Agreement and shall be transferred to the Transferor according to this agreement.

"Parties" means both the Transferor and the Transferee, and a "Party" means either one of them.

2.       TRANSFER OF BUSINESSES AND RELATED ASSETS

2.1 The Transferor hereby agrees to transfer to the Transferee, and the Transferee hereby agrees to acquire the Businesses in accordance with the provisions of This Agreement.

2.2 The Transferor hereby agrees to transfer to the Transferee, and the Transferee hereby agrees to acquire the Assets that related to the Businesses in accordance with the provisions of this Agreement. The Assets listed in Section
(2) of Appendix I shall be determined by the principle of necessity to the Businesses or the principle of financial matching.

2.3 The Parties agree that the Assets to be transferred by the Transferor to the Transferee under This Agreement shall include all intangible assets besides those listed in Section 2 of Annex 1 which are owned by the Transferor and related to the Business, including but not limited to, the client data, contract relationship, business information and trade secrets etc. of various types.

2.4 The Parties agree that the transferring price for the Businesses and Assets under this Agreement shall be determined by the net book value of the aforesaid Assets, which is 55,433,284.00 RMB equivalence of 6,678,709.00 US dollars.

2.5 The Transferee shall have the right of pre-emption to purchase the Transferee's remaining business and related assets if the law permits. Once the law permits, the Transferor shall, upon Transferee's request, transfer them to the Transferee, with the price determined by the net book value or appraisal value.

3.       DELIVERY OF BUSINESSES AND ASSETS AND PAYMENT OF TRANSFERRING PRICE

3.1 The Businesses shall be delivered to the Transferee from the Transferor at the signing date of this Agreement.

     The delivery of the Assets related to the Businesses shall be handled by the parties in accordance with Section 3.3 of this Agreement. Before the Assets being delivered, the Transferor shall operate the Businesses continuously and the profits, loses and risks as well shall be during this period shall be taken or burdened by the Transferee.

3.2 After the delivery of the aforesaid Businesses, the Transferor commits that it shall not operate businesses competitive or potentially competitive with aforesaid Businesses.

     After the delivery of the aforesaid Businesses, under the circumstances that services within the scale of Businesses are to be provided by the third parties to the Transferor for its own business operation, these services should be provided by the Transferee. And the parties shall therefore enter into agreements concerning the providing of the above services.


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


3.3 The Transferor shall be responsible for completing all procedures relating to ownership transfer, registration or confirmation for the transfer of the Businesses and the related Assets. within Sixty (60) days after the signing date of this Agreement, the Transferor shall close the delivery of all relevant Assets hereunder with the Transferee, and thereafter, the Parties shall sign the Closing Acknowledgement Letter as attached in Appendix II hereof evidencing the completion of the assets delivery.

     The Transferor shall hand over all the financial, businesses operational and related technical materials concerning the Assets to the Transferee. Under the circumstances that any material, for its nature, cannot be delivered, the Transferor shall take good care of these items and keep them in a place convenient for the Transferee to look up, photocopy and use otherwise for free.

3.4 The Transferee shall pay to the Transferor 33,259,970.40 RMB, namely, 60% of the transferring price within six (6) months after the execution of This Agreement and delivery of the Business and Related Assets to the Transferee. The rest amount of the transferring price, namely, 22,173,313.60 RMB shall be paid within one year from the above date.

4.       REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR

The Transferor represents and warrants to the Transferee that, on the signing date of this Agreement:

     a. It is a company duly organized and existing under the PRC laws and has good title, use right and/or other rights to the Businesses and the Assets, and all the Businesses and Related Assets are free of any lease, lien, mortgage, pledge or other encumbrances;

     b. It has all corporate powers and authorizations and has taken all corporate actions necessary for the transfer of the Businesses and the Assets hereunder;

     c. The Businesses and the Assets to be transferred from the Transferor to the Transferee are transferable under PRC laws.

     d. The Transferor has not committed any acts that violate any laws or regulations and may cause any significant damage to the Transferee.

     e. The Transferor has not committed any acts that infringe third party's patent, copyright, know-how, design, trademarks, goodwill or other intellectual property protected by law and may cause any significant damage to the Transferor.

     f. The Transferor is not involved as claimant or defendant or other party in any material or primary lawsuit, arbitration, claim or other legal procedures, ongoing, pending or threatening as such, concerning the Businesses and Assets, which have significant and/or primary negative


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

          influence to the Business and the Assets of the Transferee. Nor is there any claims with significant negative influence to the Businesses and/or the Assets of the Transferee or any other facts which will cause the aforesaid claim.

     The Transferor further undertakes to the Transferee that:

     a. Between the date of This Agreement and the completing date of the delivery of the Assets, it shall operate, manage, use and maintain the Assets in a normal manner in the ordinary course of the Businesses.

     b. Between the date of This Agreement and the completing date of the delivery of the Assets, it shall not lease, mortgage, pledge or otherwise encumber any of the Businesses or the Assets;

     c. Between the date of This Agreement and the completing date of the delivery of the Assets, it will not make any commitments concerning the Businesses and/or the Assets, whether contractual or otherwise, other than those necessary for the Transferor to operate the Assets in the ordinary course of its Businesses.

     d. Without the Transferee's consent, the Transferor shall not transfer to any third party any of the remaining Assets which are not transferred from the Transferor to the Transferee under this Agreement.

5.        INDEMNIFICATION

The Transferor agrees that, if it is found to be in breach of any of the representations and warranties set forth in Article 4 hereof, it will indemnify the Transferee in full for and against all losses, liabilities, costs, charges and expenses incurred by the Transferee due to such breach.

6.        WAIVER

A Party's failure to insist on strict and timely performance of any provision hereunder shall not constitute a waiver of such right, nor shall a Party's waiver of such right constitute a waiver with respect to subsequent breaches, similar or otherwise.

7.        SEVERABILITY

If for any reason any provision of This Agreement becomes invalid or unenforceable in full or in part, or is in violation of any applicable laws, such provision shall be deemed to have been deleted herefrom, and to the extent permitted under the law and considered by the Parties at the time of executing the Agreement, replaced by an appropriate provision that is closest to what the Parties would have desired according to the meaning and purpose of the Agreement. The remaining provisions of this Agreement shall be valid and binding.

8.        NOTICE

Notices and other communications between the Parties shall be prepared in Chinese in writing, and sent to the following addresses:


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


  Shanghai Sifang Information Technology Co., Ltd.
  Address: No. 689, Lao Shan Dong Road, Pudong New District, Shanghai,
  PRC.
  Attention:  Joe Zhou
  Fax:  8621-63360909

  Shanghai TCH Data Technology Co., Ltd.
  Address: Room 304, No. 689, Lao Shan Dong Road, Pudong New District, Shanghai, PRC.
  Attention:  Fu Sixing
  Fax:

9.        LANGUAGE

This Agreement is executed in Chinese. This Agreement and any amendment hereto may be executed by both Parties in separate counterparts, each and all of which shall be original and all of which together shall constitute one and the same instrument.

10.       GOVERNING LAW AND SETTLEMENT OF DISPUTES

10.1 This Agreement shall be governed by and construed in accordance with the published laws of the mainland area of PRC.

10.2 All disputes arising from the execution of, or in connection with this Agreement shall be settled through friendly consultation between the Parties. If no settlement can be reached through consultation, the dispute shall be submitted to the China International Economic and Trade Arbitration Commission (CIETAC) Shanghai Commission for arbitration in accordance with its arbitration rules then in effect. There shall be three arbitrators. The arbitration shall be held in Shanghai. The language of the arbitration shall be Chinese. The arbitral award shall be final and binding on both Parties. The costs of the arbitration shall be borne by the losing Party, unless the arbitration award stipulates otherwise.

11.      PREVIOUS AGREEMENTS

This Agreement shall supercede all memorandums, agreements and arrangements previously entered into between the Parties on the subject matter hereof and all such memorandums, agreements and arrangements shall become void from the date of the execution of this Agreement.

12.       COUNTERPARTS AND EFFECTIVENESS

12.1 This Agreement may be executed by the Parties separately in one or any number of counterparts, each of which will be an original, but all of which together shall constitute one and the same agreement. All counterparts shall be identical.

12.2 This Agreement shall become effective after it is duly executed by authorized representatives of the Parties.


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


13.       AMENDMENTS

13.1 Any amendment to this Agreement shall be made in writing and signed by the authorized representatives of both Parties. When necessary, an amendment to this Agreement shall become effective upon approval of the relevant examination and approval authority.

13.2 Matters not covered in this Agreement shall be handled in accordance with the laws of the PRC.

IN  WITNESS  WHEREOF,   the  Parties,   acting  through  their  duly  authorized
representatives, have executed this Agreement in Shanghai, the PRC, as of the date first written above.



TRANSFEROR: Shanghai Sifang Information Technology Co., Ltd.



[Executed pursuant to corporate seal]
-------------------------------------
Authorized representative





TRANSFEREE: Shanghai TCH Technology Co., Ltd.



[Executed pursuant to corporate seal]
-------------------------------------
Authorized representative